SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2004 (June 30, 2004)

                                 TVE Corporation
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        000-26703           98-0206030
----------------------------    ------------        ----------------------
(State or other jurisdiction    (Commission                  (IRS Employer
of incorporation)               file number)        Identification No.)

500 Australian Avenue South, Suite 619,
West Palm Beach FL                                      33401
----------------------------------------            -----------------------
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (561 ) 616-4146

            599-B Yonge-B, Suite 317,Toronto, Ontario, Canada M4Y1Z4
         -------------------------------------------------------------
         (Former name or former address, if changes since last report)

ITEM 1.  CHANGE OF CONTROL OF REGISTRANT.

     On June 30, 2004, Gala Enterprises Ltd. ("Gala"), made a cash payment to certain shareholders of TVE Corporation (the "Company"), a Delaware corporation, in the amount of Eighty-Five Thousand Dollars ($85,000) in exchange for 1,500,000 shares of the Company's restricted Common Stock, transferred pursuant to Section4(1) of the Securities Act of 1933, as amended. These shares were acquired from one (1) existing shareholder of the Company, specifically Bruce Cohen.

     The purpose of this transaction was to effect a change of control of the Company to Gala. As of the date of this filing, Gala beneficially directly owns 54% of the issued and outstanding common stock of the Company.

     On June 30, 2004 the Company's existing Board of Directors ratified and approved by unanimous written consent the appointment of Pieter DuRand, President of Gala Enterprises Ltd., as an additional Director of the Company to serve until the next meeting of the shareholders at which Directors are elected. Immediately after the appointment of Pieter DuRand as a Director of the Company, the remaining director and/or officer of the Company, Bruce Cohen tendered his resignation, which the Company then accepted. Mr. DuRand was then elected and now serves as the sole Officer and Director of the Company.

     The Company's executive offices have been relocated to 500 Australian Avenue South, Suite 619, West Palm Beach, FL 33401. The telephone number is
(561) 616-4146.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TVE Corporation
                          -----------------------------
                                  (Registrant)


Date:    July 6, 2004


By: /s/ Pieter DuRand
----------------------------------------
Pieter DuRand
Sole Officer and Director